EXHIBIT 99.1

PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES FOURTH QUARTER RESULTS

Fort Lauderdale, Florida

February 17, 2009

FOR IMMEDIATE RELEASE —SEACOR Holdings Inc. (NYSE:CKH) announced net income for the fourth quarter ended December 31, 2008 of $71.8 million, or $3.11 per diluted share, on operating revenues of $454.9 million. For the twelve months ended December 31, 2008, net income was $223.7 million, or $9.25 per diluted share, on operating revenues of $1,656.0 million.

For the quarter ended December 31, 2007, net income was $67.9 million, or $2.62 per diluted share, on operating revenues of $363.1 million. For the twelve months ended December 31, 2007, net income was $241.6 million, or $9.04 per diluted share, on operating revenues of $1,359.2 million.

Net income for the preceding quarter ended September 30, 2008 was $75.6 million, or $3.20 per diluted share, on operating revenues of $437.6 million. Comparison of results for the fourth quarter ended December 31, 2008 with the preceding quarter ended September 30, 2008 is included in the discussion below.

Highlights for the Quarter

Offshore Marine Services – Operating income in the fourth quarter was $97.2 million on operating revenues of $186.0 million compared with operating income of $84.5 million on operating revenues of $196.9 million in the preceding quarter. Fourth quarter results included $34.2 million in gains on asset dispositions compared with $13.5 million in gains in the preceding quarter.

Excluding the impact of gains on asset dispositions, operating income in the fourth quarter was $7.9 million lower than in the preceding quarter. The decrease was primarily due to lower time charter revenues, principally in the U.S. Gulf of Mexico where the Company’s AHTS vessels undertook fewer rig moves. Operating revenues were also lower due to net fleet dispositions and a decline in the value of the pound sterling. In the fourth quarter, $3.1 million of vessel charter hire billed to two customers was deferred due to uncertainty regarding the collection of the amounts in question. The Company will recognize the amounts as operating revenues as cash is collected. Overall operating expenses were lower primarily as a result of lower wage expense and lower charter-in expense. Administrative and general expenses were higher primarily due to a $1.1 million increase in the provision for doubtful accounts for receivables due from the two customers noted above.

The number of days available for charter in the fourth quarter decreased by 263, or 1.7%, primarily as a result of a net reduction in fleet count. Overall utilization decreased from 87.7% to 87.5% and overall average day rates were lower at $12,402 per day compared with $13,161 per day in the preceding quarter.

Marine Transportation Services – Marine Transportation Services reported operating income in the fourth quarter of $2.1 million on operating revenues of $28.8 million compared with an operating loss of $4.3 million on operating revenues of $27.5 million in the preceding quarter.

The improvement in operating results was primarily due to the return to service of the Seabulk Arctic on October 7, 2008 and the Seabulk Pride on October 21, 2008 after completing regulatory drydockings.

Operating results improved for the Seabulk Challenge due to higher freight revenues but were lower for the California Voyager (formerly – Brenton Reef) following its change in contract status from time charter to a long-term bareboat contract in September 2008.

Inland River Services – Operating income in the fourth quarter was $20.4 million on operating revenues of $44.0 million compared with operating income of $11.6 million on operating revenues of $36.5 million in the preceding quarter. Fourth quarter results included $4.1 million in gains on asset dispositions, the same amount as in the preceding quarter.

Operating income was $8.8 million higher in the fourth quarter primarily due to higher freight rates and increased activity on the lower Mississippi River in support of the grain harvest. Operating expenses were generally in line with the increased activity levels but were also impacted by lower prevailing fuel prices and lower repair and maintenance expenditures for towboats and liquid tank barges.

Aviation Services – Aviation Services reported an operating loss in the fourth quarter of $3.2 million on operating revenues of $57.6 million compared with operating income of $10.1 million on operating revenues of $73.5 million in the preceding quarter. There were no gains on asset dispositions in the fourth quarter compared with $1.3 million in gains in the preceding quarter.

Excluding the impact of gains on asset dispositions, operating income was $11.9 million lower in the fourth quarter primarily due to a reduction in hurricane support activity and drilling contracts in the U.S. Gulf of Mexico and the end of seasonal activity in Alaska. Reductions in operating expenses were generally in line with the decreased activity levels but were partially offset by higher maintenance costs due to the timing of component overhauls and fleet repair and maintenance and higher expenses related to hurricane disruption in the U.S. Gulf of Mexico. In addition, depreciation expense was higher due to newly acquired assets being placed in service.

Environmental Services – Operating income in the fourth quarter was $5.5 million on operating revenues of $45.4 million compared with operating income of $4.3 million on operating revenues of $42.2 million in the preceding quarter. The improvement in operating income was primarily due to higher emergency response service activities partially offset by higher compensation expense.

Commodity Trading – Commodity trading reported an operating loss in the fourth quarter of $3.8 million on operating revenues of $79.9 million compared with operating income of $5.2 million on operating revenues of $44.3 million in the preceding quarter. Operating results in the fourth quarter were impacted by lower product sales of rice, increased insurance costs, higher wage and benefit costs, higher freight costs due to increased activity in renewable fuels and higher rental costs for increased storage capacity. In addition, the carrying values of certain inventories at December 31, 2008 were reduced to reflect the lower of cost or market.

Harbor and Offshore Towing Services – Operating income in the fourth quarter was $2.4 million on operating revenues of $16.8 million compared with operating income of $3.1 million on operating revenues of $19.5 million in the preceding quarter. The decrease in operating results was primarily due to generally lower activity levels.

Interest Income – Interest income was $2.6 million in the fourth quarter compared with $4.3 million in the preceding quarter. The decrease was primarily due to lower invested cash balances and lower interest rates.

Interest Expense – Interest expense was $13.3 million in the fourth quarter compared with $14.4 million in the prior quarter. The reduction in interest expense was primarily due to the Company’s purchase during the fourth quarter of $101.8 million in principal amount of its Senior Notes partially offset by its drawdown of $100.0 million on its unsecured revolving credit facility, resulting in a lower overall interest rate.

2

Debt Extinguishment – During the fourth quarter, the Company recorded gains of $6.3 million on the purchase of $101.8 million in principal amount of its Senior Notes. The gains resulted from the purchase of the notes at average prices below par and the recognition of unamortized premiums.

Derivatives – Derivative losses were $4.5 million in the fourth quarter compared with losses of $8.4 million in the preceding quarter. The losses in the fourth quarter were primarily due to losses on U.S. treasury notes and bond future and option contracts, and forward exchange, option and future contracts partially offset by gains on equity index and option positions.

Foreign Currencies – Foreign currency losses were $4.4 million in the fourth quarter compared with losses of $6.7 million in the preceding quarter. Fourth quarter losses were primarily due to the strengthening of the U.S. dollar versus the pound sterling.

Marketable Securities – Marketable security losses were $0.5 million in the fourth quarter compared with gains of $36.0 million in the preceding quarter.

Income Taxes – The Company’s effective income tax rate was 29.7% in the fourth quarter primarily due to benefits recognized on the reduction of deferred tax liabilities resulting from lower state tax apportionment factors.

Equity in Earnings of 50% or Less Owned Companies – Equity in earnings from joint ventures was $4.0 million in the fourth quarter compared with equity in earnings of $2.2 million in the preceding quarter. The increase was primarily due to a $1.3 million loss, net of tax, recognized by the Company in the preceding quarter resulting from an impairment charge on prime broker exposure recorded in one of its Inland River Services’ joint ventures.

Stock and Debt Repurchases – During the fourth quarter, the Company purchased 400 shares of its common stock at an average price of $54.86 per share. At the end of the quarter, 20,017,547 shares of SEACOR’s common stock remained outstanding.

During the fourth quarter, the Company purchased $64.7 million in principal amount of its 7.2% Senior Notes due September 2009 at an average price of 100 percent of par, $36.6 million in principal amount of its 9.5% Senior Notes due August 2013 at an average price of 91 percent of par and $0.5 million in principal amount of its 5.875% Senior Notes due October 2012 at 86 percent of par.

Capital Commitments – The Company’s unfunded capital commitments as of December 31, 2008, consisted primarily of offshore marine vessels, helicopters, inland river barges and inland river towboats and totaled $157.4 million, of which $113.3 million is payable during 2009 and the balance payable through 2010. Of the total unfunded capital commitments, $22.6 million may be terminated without further liability other than the payment of liquidated damages of $1.8 million in the aggregate. As of December 31, 2008, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $655.8 million.

* * * * *

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SEACOR is a global provider of marine support and transportation services, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, aviation services, environmental services, commodity trading and logistics, and offshore and harbor towing services. SEACOR is focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the unprecedented decline in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, loss of U.S. coastwise endorsement for the Seabulk Trader and Seabulk Challenge, retrofitted double-hull tankers, if the Company is unsuccessful in litigation instructing the U.S. Coast Guard to revoke their coastwise charters, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services' double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services' ability to comply with such regulation and other governmental regulation, changes in National Response Corporations' Oil Spill Removal Organization classification, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the following should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which is incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

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SEACOR HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Operating Revenues	$ 454,926	$ 363,090	$ 1,655,956	$ 1,359,230

Costs and Expenses:
Operating	291,898	230,935	1,071,116	832,403
Administrative and general	49,291	42,097	174,878	147,317
Depreciation and amortization	41,300	39,934	156,426	154,307
	382,489	312,966	1,402,420	1,134,027

Gains on Asset Dispositions and Impairments, Net	37,899	48,315	89,153	122,572

Operating Income	110,336	98,439	342,689	347,775

Other Income (Expense):
Interest income	2,610	10,219	19,788	45,173
Interest expense	(13,276)	(13,030)	(51,901)	(49,557)
Debt extinguishment gains (losses), net	6,266	(99)	6,265	197
Marketable security gains (losses), net	(544)	(1,233)	30,105	(3,391)
Derivative gains (losses), net	(4,512)	5,738	(13,588)	10,835
Foreign currency gains (losses), net	(4,368)	44	(7,837)	230
Other, net	83	109	320	(11)
	(13,741)	1,748	(16,848)	3,476
Income Before Income Tax Expense, Minority Interest in (Income) Loss of Subsidiaries and Equity In Earnings of 50% or Less Owned Companies	96,595	100,187	325,841	351,251
Income Tax Expense	28,705	41,054	113,342	130,441
Income Before Minority Interest in (Income) Loss of Subsidiaries and Equity in Earnings of 50% or Less Owned Companies	67,890	59,133	212,499	220,810
Minority Interest in (Income) Loss of Subsidiaries	(124)	182)	(880)	(1,227)
Equity in Earnings of 50% or Less Owned Companies	4,015	8,633	12,069	22,065
Net Income	$ 71,781	$ 67,948	$ 223,688	$ 241,648

Basic Earnings Per Common Share	$ 3.64	$ 2.99	$ 10.71	$ 10.26

Diluted Earnings Per Common Share	$ 3.11	$ 2.62	$ 9.25	$ 9.04

Weighted Average Common Shares Outstanding:
Basic	19,704	22,738	20,893	23,548
Diluted	23,471	26,439	24,699	27,267

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SEACOR HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007

Operating Revenues	$ 454,926	$ 437,608	$ 408,967	$ 354,455	$ 363,090

Costs and Expenses:
Operating	291,898	269,874	274,304	235,040	230,935
Administrative and general	49,291	41,487	45,095	39,005	42,097
Depreciation and amortization	41,300	39,598	37,728	37,800	39,934
	382,489	350,959	357,127	311,845	312,966

Gains on Asset Dispositions and Impairments, Net	37,899	20,074	19,274	11,906	48,315

Operating Income	110,336	106,723	71,114	54,516	98,439

Other Income (Expense):
Interest income	2,610	4,329	5,373	7,476	10,219
Interest expense	(13,276)	(14,404)	(12,673)	(11,548)	(13,030)
Debt extinguishment gains (losses), net	6,266	—	(1)	—	(99)
Marketable security gains (losses), net	(544)	35,950	383	(5,684)	(1,233)
Derivative gains (losses), net	(4,512)	(8,430)	(7,113)	6,467	5,738
Foreign currency gains (losses), net	(4,368)	(6,683)	604	2,610	44
Other, net	83	(89)	162	164	109
	(13,741)	10,673	(13,265)	(515)	1,748
Income Before Income Tax Expense, Minority Interest in (Income) Loss of Subsidiaries and Equity In Earnings of 50% or Less Owned Companies	96,595	117,396	57,849	54,001	100,187
Income Tax Expense	28,705	43,551	20,616	20,470	41,054
Income Before Minority Interest in (Income) Loss of Subsidiaries and Equity in Earnings of 50% or Less Owned Companies	67,890	73,845	37,233	33,531	59,133
Minority Interest in (Income) Loss of Subsidiaries	(124)	(363)	(191)	(202)	182
Equity in Earnings of 50% or Less Owned Companies	4,015	2,160	1,315	4,579	8,633
Net Income	$ 71,781	$ 75,642	$ 38,357	$ 37,908	$ 67,948

Basic Earnings Per Common Share	$ 3.64	$ 3.75	$ 1.80	$ 1.70	$ 2.99

Diluted Earnings Per Common Share	$ 3.11	$ 3.20	$ 1.57	$ 1.50	$ 2.62

Weighted Average Common Shares Outstanding:
Basic	19,704	20,183	21,363	22,344	22,738
Diluted	23,471	23,999	25,171	26,011	26,439
Common Shares Outstanding at Period End	20,018	19,976	21,117	22,223	22,575

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SEACOR HOLDINGS INC.

OPERATING INCOME (LOSS) BY LINE OF BUSINESS

(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007
Offshore Marine Services
Operating Revenues	$ 185,956	$ 196,911	$ 171,214	$ 154,647	$ 170,430
Costs and Expenses:
Operating	93,443	97,790	104,599	94,270	97,534
Administrative and general	15,344	14,473	15,801	12,804	13,855
Depreciation and amortization	14,146	13,689	13,674	14,125	15,415
	122,933	125,952	134,074	121,199	126,804

Gains on Asset Dispositions and Impairments, Net	34,200	13,516	14,352	7,138	22,472
Operating Income	$ 97,223	$ 84,475	$ 51,492	$ 40,586	$ 66,098

Marine Transportation Services
Operating Revenues	$ 28,776	$ 27,535	$ 28,764	$ 28,953	$ 31,827
Costs and Expenses:
Operating	16,874	22,391	16,762	16,219	27,781
Administrative and general	1,771	1,486	1,607	1,438	1,737
Depreciation and amortization	7,997	7,997	8,039	7,980	8,764
	26,642	31,874	26,408	25,637	38,282

Gains on Asset Dispositions	—	—	—	3,629	—
Operating Income (Loss)	$ 2,134	$ (4,339)	$ 2,356	$ 6,945	$ (6,455)

Inland River Services
Operating Revenues	$ 44,038	$ 36,517	$ 33,322	$ 30,145	$ 33,850
Costs and Expenses:
Operating	21,304	23,079	21,310	16,726	15,863
Administrative and general	2,048	1,800	1,916	2,123	2,076
Depreciation and amortization	4,440	4,146	4,032	3,964	4,220
	27,792	29,025	27,258	22,813	22,159

Gains on Asset Dispositions	4,138	4,073	1,472	711	22,726
Operating Income	$ 20,384	$ 11,565	$ 7,536	$ 8,043	$ 34,417

Aviation Services
Operating Revenues	$ 57,557	$ 73,483	$ 63,795	$ 53,792	$ 51,296
Costs and Expenses:
Operating	44,931	49,991	46,697	39,871	38,156
Administrative and general	5,432	5,174	4,895	4,629	5,315
Depreciation and amortization	10,379	9,571	8,672	7,789	7,866
	60,742	64,736	60,264	52,289	51,337

Gains (Losses) on Asset Dispositions and Impairments, Net	(26)	1,307	3,208	394	1,996
Operating Income (Loss)	$ (3,211)	$ 10,054	$ 6,739	$ 1,897	$ 1,955

Environmental Services
Operating Revenues	$ 45,360	$ 42,177	$ 37,984	$ 42,509	$ 55,879
Costs and Expenses:
Operating	30,253	29,904	26,571	30,598	36,623
Administrative and general	7,471	5,924	8,423	5,709	7,755
Depreciation and amortization	2,161	2,033	1,414	1,445	1,748
	39,885	37,861	36,408	37,752	46,126

Gains on Asset Dispositions	5	—	84	35	249
Operating Income	$ 5,480	$ 4,316	$ 1,660	$ 4,792	$ 10,002
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SEACOR HOLDINGS INC.

OPERATING INCOME (LOSS) BY LINE OF BUSINESS (continued)

(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007
Commodity Trading
Operating Revenues	$ 79,881	$ 44,290	$ 55,419	$ 28,674	$ 6,338
Costs and Expenses:
Operating	78,425	37,746	46,977	26,757	6,902
Administrative and general	5,231	1,358	1,644	727	365
Depreciation and amortization	—	—	—	—	—
	83,656	39,104	48,621	27,484	7,267

Gains on Asset Dispositions	—	—	—	—	—
Operating Income (Loss)	$ (3,775)	$ 5,186	$ 6,798	$ 1,190	$ (929)

Harbor and Offshore Towing Services
Operating Revenues	$ 16,792	$ 19,529	$ 19,929	$ 16,257	$ 13,461
Costs and Expenses:
Operating	9,812	11,941	12,959	11,109	8,053
Administrative and general	2,654	2,571	2,398	1,771	1,882
Depreciation and amortization	1,940	1,884	1,648	2,267	1,714
	14,406	16,396	17,005	15,147	11,649

Gains (Losses) on Asset Dispositions	(5)	—	158	—	—
Operating Income	$ 2,381	$ 3,133	$ 3,082	$ 1,110	$ 1,812

Other
Operating Revenues	$ —	$ 270	$ 104	$ —	$ —
Costs and Expenses:
Operating	—	—	—	—	—
Administrative and general	122	117	131	202	509
Depreciation and amortization	—	3	8	—	—
	122	120	139	202	509

Gains (Losses) on Asset Dispositions	(16)	1,178	—	—	873
Operating Income (Loss)	$ (138)	$ 1,328	$ (35)	$ (202)	$ 364

Corporate and Eliminations
Operating Revenues	$ (3,434)	$ (3,104)	$ (1,564)	$ (522)	$ 9
Costs and Expenses:
Operating	(3,144)	(2,968)	(1,571)	(510)	23
Administrative and general	9,218	8,584	8,280	9,602	8,603
Depreciation and amortization	237	275	241	230	207
	6,311	5,891	6,950	9,322	8,833

Losses on Asset Dispositions and Impairments, Net	(397)	—	—	(1)	(1)
Operating Loss	$ (10,142)	$ (8,995)	$ (8,514)	$ (9,845)	$ (8,825)

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SEACOR HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$ 275,442	$ 326,143	$ 422,569	$ 444,787	$ 537,305
Restricted cash	20,787	23,659	30,072	39,152	30,624
Marketable securities	53,817	72,862	97,920	75,669	28,792
Receivables:
Trade, net of allowance for doubtful accounts	277,350	294,330	272,291	250,789	267,564
Other	40,141	57,892	54,520	72,073	62,975
Inventories	66,278	50,234	42,063	35,021	30,468
Deferred income taxes	5,164	9,929	9,929	9,929	9,929
Prepaid expenses and other	10,499	8,943	12,067	9,196	9,756
Total current assets	749,478	843,992	941,431	936,616	977,413
Property and Equipment	2,741,322	2,706,500	2,665,956	2,511,118	2,469,735
Accumulated depreciation	(601,806)	(596,017)	(578,100)	(554,838)	(526,583)
Net property and equipment	2,139,516	2,110,483	2,087,856	1,956,280	1,943,152
Investments, at Equity, and Receivables from 50% or Less Owned Companies	150,062	143,190	115,701	117,409	109,288
Construction Reserve Funds & Title XI Reserve Funds	305,757	265,586	270,357	413,681	405,000
Goodwill	51,496	61,401	63,101	62,020	60,226
Intangible Assets	28,478	29,707	28,079	29,292	30,500
Other Assets, net of allowance for doubtful accounts	37,413	33,067	41,806	36,136	43,072
	$ 3,462,200	$ 3,487,426	$ 3,548,331	$ 3,551,434	$ 3,568,651

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$ 33,671	$ 10,301	$ 10,385	$ 11,414	$ 9,648
Current portion of capital lease obligations	907	15,074	33,682	864	851
Accounts payable and accrued expenses	102,798	105,496	101,942	93,079	119,321
Other current liabilities	139,425	226,395	273,185	254,522	258,940
Total current liabilities	276,801	357,266	419,194	359,879	388,760
Long-Term Debt	921,275	931,588	927,701	928,308	929,114
Capital Lease Obligations	7,685	7,940	8,192	8,439	8,642
Deferred Income Taxes	507,391	512,102	492,131	493,701	480,447
Deferred Gains and Other Liabilities	121,796	126,281	127,217	131,259	130,311
Minority Interest in Subsidiaries	12,078	11,945	11,981	12,207	9,558
Stockholders’ Equity:
Preferred stock	—	—	—	—	—
Common stock	324	323	323	323	322
Additional paid-in capital	922,540	917,192	913,874	910,843	905,702
Retained earnings	1,421,712	1,349,931	1,274,289	1,235,932	1,198,024
Shares held in treasury, at cost	(724,357)	(724,165)	(628,041)	(531,236)	(486,505)
Accumulated other comprehensive income (loss):
Cumulative translation adjustments	(5,045)	27	2,344	2,337	1,938
Unrealized gain (loss) on available-for-sale marketable securities	—	(3,004)	(874)	(558)	2,338
Total stockholders’ equity	1,615,174	1,540,304	1,561,915	1,617,641	1,621,819
	$ 3,462,200	$ 3,487,426	$ 3,548,331	$ 3,551,434	$ 3,568,651

9

SEACOR HOLDINGS INC.

EQUIPMENT BY LINE OF BUSINESS

	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007
Offshore Marine Services
Anchor handling towing supply	20	20	20	20	20
Crew	75	77	76	77	77
Mini supply	16	19	20	21	21
Standby safety	29	29	29	29	29
Supply	27	27	28	26	25
Towing supply	14	15	16	18	21
Specialty	9	10	13	14	13
	190	197	202	205	206

Marine Transportation Services
U.S.-flag product tankers	8	8	8	8	10

Inland River Services
Inland river dry cargo barges-open	345	338	318	318	318
Inland river dry cargo barges-covered	638	643	665	671	667
Inland river liquid tank barges	86	75	75	70	73
Inland river deck barges	26	26	26	26	26
Inland river towboats	22	21	20	20	17
	1,117	1,103	1,104	1,105	1,101

Aviation Services
Light helicopters – single engine	63	62	62	64	61
Light helicopters – twin engine	55	53	55	54	53
Medium helicopters	62	58	57	55	54
Heavy helicopters	7	6	5	3	3
	187	179	179	176	171

Harbor and Offshore Towing Services
Harbor and offshore tugs	35	35	35	36	30
Ocean liquid tank barges	3	3	2	2	—
	38	38	37	38	30

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